UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2302, South Tower T1, Kaisa Plaza

No. 86 Jianguo Avenue, Chaoyang District

Beijing, China 100025

(Address of principal executive offices, including zip code)

(86-10) 8353-0888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2020, Future FinTech Group Inc. (the “Company”) did not renew the employment agreement with Mr. Kai Xu as its Chief Operating Officer and Mr. Xu still serves as the Deputy General Manager of Future Commercial Management (Beijing) Co., Ltd., a wholly owned subsidiary of the Company.

On November 16, 2020, the Company appointed Mr. Yang (Sean) Liu as the Chief Operating Officer (“COO”) of the Company.

Mr. Liu, age 41, served as Chairman and Chief Executive Officer of Color Star Technology Co. Ltd. (Nasdaq: HHT) from March 2019 to July 2020. Mr. Liu served as President of MagniFinTech from May 2017 to March 2019 and served as Chief Executive Officer of Wave Sync Corporation from July 2017 to August 2018. Mr. Liu served as the Murex Regional Manager at UBS from November 2015 to May 2017. From June 2008 to November 2015, Mr. Liu served as a Senior Consultant, Client Coordinator and Single-point of Contact at Murex North America. Mr. Liu holds a Bachelor of Science degree in Electric Engineering from Tsinghua University in China and two Master’s degrees in Financial Mathematics and Electrical Engineering from New Mexico State University.

In connection with his appointment as COO, the Company entered into an employment agreement (the “Agreement”) with Mr. Liu on November 16, 2020. The Agreement provides that Mr. Liu will receive compensation in the amount of $1 per year and the term of the Agreement is for one (1) year.

Mr. Liu was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Liu and the directors, nor between Mr. Liu and any executive officer of the Company. Mr. Liu is not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1#	Employment Agreement, dated November 16, 2020, between Future FinTech Group Inc. and Yang Liu.

# Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: November 18, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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